FIRST AMENDMENT TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       AND
                               FIRST AMENDMENT TO
                         AGREEMENT OF LIMITD PARTNERSHIP
                                       OF
                        PAINEWEBBER/GEODYNE ENERGY INCOME
                            LIMITED PARTNERSHIP III-G

      The undersigned, desiring to amend its certificate of limited partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, Okla. Stat., tit. 54, Section 301 et. seq. (1991) (the "Act"), do hereby state, and desiring to amend the Agreement of Limited Partnership of PaineWebber/Geodyne Energy Income Limited Partnership III-G dated as of September 20, 1991, do hereby agree:

1. The name of the limited partnership is "PaineWebber/Geodyne Energy Income Limited Partnership III-G."

The date of filing of the original Certificate of Limited Partnership is September 20, 1991.

2. The Certificate of Limited Partnership is hereby revised to change the name of the Limited Partnership to the following:

            Geodyne Energy Income Limited Partnership III-G

3. (a) The Certificate of Limited Partnership is hereby revised to change the address of the limited partnership, which is the same address where the records of the limited partnership are kept, to Two West Second Street, Tulsa, Oklahoma 74103.

            (b) The Certificate of Limited Partnership is hereby revised to change the name and address for the registered agent for service of process to Geodyne Production Company, Two West Second Street, Tulsa, OK 74103.

4. The Certificate of Limited Partnership is hereby revised to change the name, mailing address, and business address of the general partner as follows:

                  Geodyne Production Company
                  Two West Second Street
                  Tulsa, OK 74103.


5. The latest day upon which the limited partnership is to dissolve is September 20, 2011.

6. The Agreement of Limited Partnership is hereby revised to replace the first sentence of Section 2.1 with the following:

            The Limited Partnership shall be conducted under the name Geodyne Energy Income Limited Partnership III-G.

7. The Agreement of Limited Partnership is hereby revised to replace the third and fourth sentences of Section 2.1 with the following:

            The office and principal place of business of the Limited Partnership shall be c/o Geodyne Production Company, Two West Second Street, Tulsa, Oklahoma 74103. The agent for service of process on the Limited Partnership shall be Geodyne Production Company, Two West Second Street, Tulsa, OK 74103.

8. In all other respects, the Agreement of Limited Partnership is hereby ratified and confirmed.

DATED:  February 24, 1993

                                    GENERAL PARTNER:

                                    Geodyne Production Company


                                    By:   /s/ Michael E. Luttrell
                                          -----------------------------
                                          Michael E. Luttrell
                                          Executive Vice President

                                    Geodyne Production Company
                                    Attorney-in-fact for any
                                    Substituted Limited Partners


                                    By:   /s/ Michael E. Luttrell
                                          -----------------------------
                                          Michael E. Luttrell
                                          Executive Vice President

                                    LIMITED PARTNER:

                                    Geodyne Depositary Company


                                    By:   /s/ Michael E. Luttrell
                                          -----------------------------
                                          Michael E. Luttrell
                                          Executive Vice President


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